Exhibit 99

PRESS RELEASE
December 17, 2001
FOR IMMEDIATE RELEASE

Classic Aviation Products

PRESS RELEASE	December 17, 2001
FOR IMMEDIATE RELEASE


Butler National Corporation (OTCBB - BUKS) - REPORTS PROFIT
FIRST HALF FY 2002 OF $1,115,000 ON INCREASED REVENUES OF
$3,615,000, UP 256.4%.

[OLATHE, KANSAS], December 17, 2001 - On December 17th,
Butler National Corporation filed its Quarterly Report for the quarter ending October 31, 2001, on Form 10-Q pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934.

Historical selected financial data related to all operations:


				Quarter Ended October 31
			(In thousands except per share date)
				2001	2000	1999
Net Sales		$   2,666 $    1,324 $ 1,172

Operating Income	      635 	(361)	(236)
Net Income		      593 	(412)	(225)
Per Share Net Income	      .02 	(.02)	(.02)
Total Assets		    9,901 	9,170  9,622
Long-term Obligations	    2,843 	3,525  2,728
Shareholders' Equity	    5,445 	3,805  5,142
New Product Research
and Development Cost	      150	  238	   0


				Six Months Ended October 31
			(In thousands except per share date)
			     2001	2000	 1999
Net Sales		$   5,921 $    2,306  $ 2,652
Operating Income	    1,211 	(701)	  (14)
Net Income		    1,115 	(797)	   10
Per Share Net Income	      .03 	(.03)	  .01
Total Assets		    9,901      9,170 	9,622
Long-term Obligations	    2,843      3,525 	2,728
Shareholders' Equity	    5,445      3,805 	5,142
New Product Research
and Development Cost	      358	 513	    0

	nr = not reported


Highlights of the report include:

Sales for the first six months fiscal year 2002 increased
$3,615,000, primarily from increased business from the previous year in Avionics, $2,135,000; Aircraft Modifications,
$1,227,000, Gaming Management fees, $158,000 and Services
$95,000.

Operating income for the first six months fiscal year 2002 increased $1,902,000 after deducting a research and development charge of $358,000, primarily from improvements in Avionics, Aircraft Modifications, Gaming Management fees and Services.

Backlog at April 30, 2001, was $3,324,000, and at October 31,
2001, was $2,747,000.

Management Comments:

"Fiscal year 2001 was a great year for Butler National. We experienced a significant growth in revenues and profitability. Fortunately, we have managed to continue this growth even with adverse economic conditions worldwide. We just completed our fourth profitable quarter, October 31, 2001. We are pleased to see the growth in operating income from Classic Aviation Products. Significant accomplishments were made by all of our operating segments and in Indian gaming.

Our determination to focus Butler National Corporation on 'Classic' Aviation Products, consistent with our long and significant heritage as a manufacturer of airline avionics equipment and a modification facility of aircraft in service is continuing to make a positive showing on the financial statements. It is our intent to provide products that will support and promote continued safe commercial and general aviation.

I am pleased with our progress and proud of the determination of all of our people as we continue to build our niche in the Classic Aviation Products market. Many programs and projects are being established to continue this progress into the future. We are looking forward to a good year in fiscal 2002," commented Clark D. Stewart, President of the Company.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacture and support of systems for "Classic" aircraft including the Butler TSD for the Boeing 747 Honeywell FQIS, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for a discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

William A. Griffith, Investor Relations
Ph   (913) 780-9595	Fax (913) 780-5088
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062